Exhibit 10.4

REGISTRATION RIGHTS AGREEMENT

Dated as of March 18, 2005

by and between

EXIDE TECHNOLOGIES,

and

DEUTSCHE BANK SECURITIES INC.

CREDIT SUISSE FIRST BOSTON LLC

Floating Rate Convertible Senior Subordinated Notes due 2013

-i-

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is dated as of March 18, 2005, by and between Exide Technologies, a Delaware corporation (the “Company”), and Deutsche Bank Securities Inc. and Credit Suisse First Boston LLC (collectively, the “Initial Purchaser”) under the Purchase Agreement (as defined below).

This Agreement is entered into in connection with that certain Purchase Agreement, dated March 15, 2005 (the “Purchase Agreement”), by and between the Company and the Initial Purchaser, which provides for the sale by the Company to the Initial Purchaser of $60,000,000 aggregate principal amount of the Company’s Floating Rate Convertible Senior Subordinated Notes due 2013 (the “Firm Notes”), plus up to an additional $9,000,000 aggregate principal amount of the same which Deutsche Bank Securities, Inc. may subsequently elect to purchase pursuant to the terms of the Purchase Agreement (the “Option Notes” and, together with the Firm Notes, the “Securities”), which are convertible into common stock, par value $0.01 per share, of the Company (the “Underlying Shares”). The Securities are being issued pursuant to an Indenture dated as of the date hereof, as amended from time to time, (the “Indenture”), by and between the Company and SunTrust Bank, as Trustee.

In order to induce the Initial Purchaser to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchaser and certain subsequent holder or holders of the Securities or Underlying Shares as provided herein. The execution and delivery of this Agreement is a condition to the Initial Purchaser’s obligation to purchase the Firm Notes under the Purchase Agreement.

The parties hereto hereby agree as follows:

1.	Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Additional Interest”: See Section 3(a) hereof.

“Agreement”: See the first introductory paragraph hereto.

“Amendment Effectiveness Deadline Date”: See Section 2(d)(i) hereof.

“Amount of Registrable Securities”: (a) With respect to Securities constituting Registrable Securities, the aggregate principal amount of all such Securities outstanding, (b) with respect to Underlying Shares constituting Registrable Securities, the aggregate number of such Underlying Shares outstanding multiplied by the Conversion Price (as defined in the Indenture relating to the Securities upon the conversion of which such Underlying Shares were issued) in effect at the time of computing the Amount of Registrable Securities or, if no such Securities are then outstanding, the last Conversion Price that was in effect under such Indenture when any such Securities were last outstanding, and (c) with respect to combinations thereof, the sum of (a) and (b) for the relevant Registrable Securities.

“Business Day”: Any day that is not a Saturday, Sunday or a day on which banking institutions in New York are authorized or required by law to be closed.

“Closing Date”: March 18, 2005.

“Company”: See the first introductory paragraph hereto.

“Damages Payment Date”: See Section 3(c) hereof.

“Deferral Period”: See Section 3(b) hereof.

“Depositary”: The Depository Trust Company until a successor is appointed by the Company.

“Designated Counsel”: One firm of counsel chosen by the Holders of a majority in Amount of Registrable Securities to be included in a Registration Statement for a Shelf Registration and identified to the Company in writing prior to the filing of such Registration Statement.

“Effectiveness Date”: The 180th day after the Closing Date.

“Effectiveness Period”: See Section 2(a) hereof.

“Exchange Act”: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Filing Date”: The 120th day after the Closing Date.

“Firm Notes”: See the second introductory paragraph hereto.

“Holder”: Any holder of Registrable Securities.

“Indenture”: See the second introductory paragraph hereto.

“Initial Purchaser”: See the first introductory paragraph hereto.

“Initial Shelf Registration”: See Section 2(a) hereof.

“Inspectors”: See Section 4(k) hereof.

“Notice and Questionnaire”: means a written notice delivered to the Company containing substantially the information called for by the Form of Selling Securityholder Notice and Questionnaire attached as Appendix A to the Offering Memorandum of the Company relating to the Securities.

“Option Notes”: See the second introductory paragraph hereto.

“Person”: An individual, partnership, corporation, limited liability company, unincorporated association, trust or joint venture, or a governmental agency or political subdivision thereof.

“Prospectus”: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchase Agreement”: See the second introductory paragraph hereto.

“Records”: See Section 4(k) hereof.

“Registrable Securities”: All Securities and all Underlying Shares upon original issuance thereof and at all times subsequent thereto until, in the case of any such Security or Underlying Share, the earliest to occur of (i) a Registration Statement covering such Security or Underlying Share has been declared effective by the SEC and such Security or Underlying Share has been disposed of in accordance with such effective Registration Statement, (ii) such Security or Underlying Share has been sold in compliance with Rule 144 or could (except with respect to affiliates of the Company within the meaning of the Securities Act) be sold in compliance with Rule 144(k), or (iii) such Security or any Underlying Share ceases to be outstanding.

“Registration Default”: See Section 3(a) hereof.

“Registration Statement”: Any registration statement of the Company filed with the SEC pursuant to the provisions of this Agreement, including any amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all documents incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144”: Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

“Rule 144A”: Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

“Rule 415”: Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

“SEC”: The Securities and Exchange Commission.

“Securities”: See the second introductory paragraph hereto.

“Securities Act”: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Selling Holder”: On any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date.

“Shelf Registration”: See Section 2(b) hereof.

“Shelf Registration Statement”: See Section 2(b) hereof.

“Shelf Suspension Period”: See Section 2(a) hereof.

“Subsequent Shelf Registration”: See Section 2(b) hereof.

“TIA”: The Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Trustee”: The Trustee under the Indenture.

“Underlying Shares”: See the second introductory paragraph hereto.

“Underwritten Registration” or “Underwritten Offering”: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

2.	Shelf Registration.

(a) Shelf Registration. The Company shall file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities (the “Initial Shelf Registration”) on or prior to the Filing Date.

The Initial Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by Holders in the manner or manners designated by them (excluding Underwritten Offerings). The Company shall not permit any securities other than the Registrable Securities to be included in the Initial Shelf Registration or any Subsequent Shelf Registration (as defined below).

The Company shall use its reasonable best efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act on or prior to the Effectiveness Date and to keep such Initial Shelf Registration continuously effective under the Securities Act until the date that is two years after the Closing Date, or if later, the date on which the Option Notes were issued, (such period, as it may be shortened pursuant to clauses (i), (ii), (iii) or (iv) immediately following, the “Effectiveness Period”), or such shorter period ending when (i) all of the Registrable Securities covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration, (ii) the date on which all the Registrable Securities (x) held by Persons who are not affiliates of the Company may be resold pursuant to Rule 144(k) under the Securities Act or (y) cease to be outstanding, (iii) all the Registrable Securities have been resold pursuant to Rule 144 under the Securities Act or (iv) a Subsequent Shelf Registration covering all of the Registrable Securities has been declared effective under the Securities Act.

(b) Subsequent Shelf Registrations. If the Initial Shelf Registration or any Subsequent Shelf Registration (as defined below) ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the Registrable Securities registered thereunder), the Company shall use its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend the Initial Shelf Registration in a manner reasonably expected by the Company to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional “shelf” Registration Statement pursuant to Rule 415 covering all of the Registrable Securities (a “Subsequent Shelf Registration”). If a Subsequent Shelf Registration is filed, the Company shall use its reasonable best efforts to cause the Subsequent Shelf Registration to be declared effective under the Securities Act as soon as practicable after such filing (or if filed during a Deferral Period, after expiration of such Deferral Period) and to keep such Registration Statement continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration or any Subsequent Shelf Registration was previously continuously effective. As used herein, the term “Shelf Registration” means the Initial Shelf Registration and any Subsequent Shelf Registration and the term “Shelf Registration Statement” means any Registration Statement filed in connection with a Shelf Registration.

(c) Supplements and Amendments. The Company shall promptly supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the Holders of the majority in Amount of Registrable Securities covered by such Registration Statement.

(d) Notice and Questionnaire. Each Holder agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(d) and Section 4 hereof. Each Holder wishing to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus agrees to deliver a Notice and Questionnaire to the Company at least five (5) Business Days prior to any intended distribution of Registrable Securities under the Shelf Registration Statement. From and after the date the Initial Shelf Registration Statement is declared effective, the Company shall, as promptly as practicable after the date a Notice and Questionnaire in all material respects, together with such other information as the Company may reasonably request, is received by the Company, is delivered, and in any event upon the later of (x) twenty (20) Business Days after such date or (y) ten (10) Business Days after the expiration of any Deferral Period (as defined in Section 3(b)) in effect when the Notice and Questionnaire is received by the Company:

(i) if required by applicable law, file with the SEC a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the

Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities (subject to the rights of the Company under Section 3(b) to create a Deferral Period) in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use all reasonable best efforts to cause such post-effective amendment, if any, to be declared effective under the Securities Act within thirty (30) days after the date such post-effective amendment is required by this clause to be filed (the “Amendment Effectiveness Deadline Date”);

(ii) provide such Holder copies of any documents filed pursuant to Section 2(d)(i); and

(iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(d)(i);

provided that if such Notice and Questionnaire is delivered during a Deferral Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period. Notwithstanding anything contained herein to the contrary, (i) the Company shall be under no obligation to name any Holder that has not delivered a Notice and Questionnaire to the Company, together with such other information as the Company may reasonably request, in accordance with this Section 2(d) and (ii) the Amendment Effectiveness Deadline Date shall be extended by up to ten (10) Business Days from the expiration of a Deferral Period (and the Company shall incur no obligation to pay Additional Interest during such extension) if such Deferral Period shall be in effect on the Amendment Effectiveness Deadline Date.

3. Additional Interest.

(a) The Company and the Initial Purchaser agree that the Holders of Registrable Securities will suffer damages if the Company fails to fulfill certain of their obligations under Section 2 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company agrees to pay Additional Interest on the Registrable Securities (“Additional Interest”) under the circumstances and to the extent set forth below (each of which shall be given independent effect; each a “Registration Default”):

(i) if the Initial Shelf Registration is not filed on or prior to the Filing Date, then commencing on the day after the Filing Date, Additional Interest shall accrue on the principal amount of the Registrable Notes at a rate of 0.25% per annum for the first 90 days immediately following the Filing Date, and such Additional Interest rate shall increase by an additional 0.25% per annum at the beginning of each subsequent 90-day period;

(ii) if a Shelf Registration is not declared effective by the SEC on or prior to the Effectiveness Date, then commencing on the day after the Effectiveness Date, Additional Interest shall accrue on the principal amount of the Registrable Notes at a rate of 0.25% per annum for the first 90 days immediately following the Effectiveness Date, and such Additional Interest rate shall increase by an additional 0.25% per annum at the beginning of each subsequent 90-day period; and

(iii) if a Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time during the Effectiveness Period (other than after such time as all Registerable Securities have been disposed of thereunder or as permitted under Section 3(b)), then commencing on the day after the date such Shelf Registration ceases to be effective, Additional Interest shall accrue on the principal amount of the Registrable Notes at a rate of 0.25% per annum for the first 90 days immediately following the day such Shelf Registration ceases to be effective, and such Additional Interest rate shall increase by an additional 0.25% per annum at the beginning of each subsequent 90-day period;

provided, however, that Additional Interest on the Registrable Securities may not accrue under more than one of the foregoing clauses (i), (ii) and (iii) at any one time and at no time shall the aggregate amount of Additional Interest accruing exceed in the aggregate 1.0% per annum; provided further, however, that (1) upon the filing of the Initial Shelf Registration as required hereunder (in the case of clause (a)(i) of this Section 3), (2) upon the effectiveness of a Shelf Registration as required hereunder (in the case of clause (a)(ii) of this Section 3), (3) upon the effectiveness of a Shelf Registration which had ceased to remain effective (in the case of clause (a)(iii) of this Section 3), Additional Interest on the Registrable Securities as a result of such clause (or the relevant subclause thereof, as the case may be), shall cease to accrue.

(b) Notwithstanding anything to the contrary in this Agreement, at any time, the Company may delay the filing of any Shelf Registration Statement or delay or suspend the effectiveness thereof, for a reasonable period of time, but not in excess of an aggregate of 90 days in any calendar year (a “Deferral Period”), if the Board of Directors of the Company determines reasonably and in good faith that the filing of any such Shelf Registration Statement or the continuing effectiveness thereof would require the disclosure of non-public material information that, in the reasonable judgment of the Board of Directors of the Company, would be detrimental to the Company if so disclosed or would otherwise materially adversely affect a financing, acquisition, disposition, merger or other material transaction.

(c) So long as Securities remain outstanding, the Company shall notify the Trustee within two Business Days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid. Any amounts of Additional Interest due pursuant to clause (a)(i), (a)(ii) or (a)(iii) of this Section 3 will be payable in cash on the regularly scheduled interest payment dates for such Securities set forth in the Indenture (each, a “Damages Payment Date”), commencing with the first such date occurring after any such Additional Interest commences to accrue, to Holders to whom regular interest is payable on such Damages Payment Date, with respect to Securities that are Registrable Securities, and to Persons that are registered Holders on the applicable record date prior to a Damages Payment Date with respect to Underlying Shares that are Registrable Securities, provided that any Additional Interest accrued with respect to any Securities or portion thereof redeemed by the Company on a redemption date or converted into Underlying Shares on a conversion date prior to the Damages Payment Date, shall, in any such event, be paid instead to the Holder who submitted such Securities or portion thereof for redemption or conversion on the applicable redemption date or conversion date, as the case may be, on such date (or promptly following the conversion date, in the case of conversion). The amount of Additional Interest for Registrable Securities will be determined by multiplying the applicable rate of Additional Interest by the Amount of Registrable Securities outstanding on the Damages Payment Date following such Registration Default in the case of the first such payment of Additional Interest with respect to a Registration Default (and thereafter at the next succeeding Damages Payment Date until the cure of such Registration Default), multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360. No Additional Interest shall accrue on any Registrable Securities that are then covered by an effective Shelf Registration Statement

4.	Registration Procedures.

In connection with the filing of any Registration Statement pursuant to Section 2 hereof, the Company shall effect such registration to permit the resale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Company hereunder the Company shall:

(a) Prepare and file with the SEC, on or prior to the Filing Date, a Registration Statement or Registration Statements as prescribed by Section 2 hereof, and use all reasonable best efforts to cause each such Registration Statement to become effective and remain effective as provided herein.

(b) Use all reasonable best efforts to prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration Statement (unless replaced by a Subsequent Shelf Registration Statement), as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period; cause the related Prospectus to be supplemented by any prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply in all material respects with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented. The Company shall be deemed not to have used its reasonable best efforts to keep a Registration Statement effective during the Effectiveness Period if it voluntarily takes any action that would result in Selling Holders of the Registrable Securities covered thereby not being able to sell such Registrable Securities during that period unless such action is required by applicable law or unless the Company complies with this Agreement, including without limitation the provisions of Section 3(b) and Section 4(i) hereof.

(c) Notify the Selling Holders and Designated Counsel, if any, as promptly as practicable (but in any event within two Business Days), (i) when a Prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any

Holder may, upon request, obtain, at the sole expense of the Company, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules and, if requested, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation of any proceedings for that purpose, (iii) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) of the Company’s determination that a post-effective amendment to a Registration Statement would be appropriate; provided that with respect to clauses (iii) and (iv) above, such notice shall not be required during a Deferral Period.

(d) Use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus and, if any such order is issued, to use its reasonable best efforts to obtain the withdrawal of any such order as soon as possible or if any such order or suspension is during any Deferral Period, as soon as possible after such Deferral Period ends, and provide, as promptly as practicable, notice to the Selling Holders of the withdrawal of any such order.

(e) Furnish to each Selling Holder and Designated Counsel, if any, at the sole expense of the Company, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

(f) Deliver during the Effectiveness Period (except during any Deferral Period) to each Selling Holder and Designated Counsel, if any, upon request and at the sole expense of the Company, as many copies of the Prospectus and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to Section 4A(a) and (c) hereof, the Company hereby consents (except during any Deferral Period) to the use of such Prospectus and each amendment or supplement thereto by each of the Selling Holders of Registrable Securities and dealers, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(g) Cause the Company’s counsel to perform Blue Sky law investigations and file registrations and qualifications required to be filed in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities or offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Selling Holder reasonably requests, use its reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable under Blue Sky laws to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business or as a dealer in any jurisdiction where it is not then so qualified, (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (iii) subject itself to taxation in any such jurisdiction where it is not then so subject.

(h) Cooperate with the Selling Holders and their respective counsel to facilitate the timely preparation and delivery of certificates representing shares of Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such shares of Registrable Securities to be in such denominations (subject to applicable requirements contained in the Indenture) and registered in such names as the Selling Holders may reasonably request.

(i) Upon the occurrence of any event contemplated by Section 4(c)(ii), 4(c)(iii) or 4(c)(iv) hereof, as promptly as practicable prepare and (subject to Section 4(a) hereof) file with the SEC, at the sole expense of the Company, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j) Prior to the effective date of the first Registration Statement relating to the Registrable Securities, (i) provide the Trustee with certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Securities.

(k) During the Effectiveness Period, if requested in connection with a disposition of Registrable Securities pursuant to a Registration Statement, make available at reasonable times for inspection by one or more representatives of the Selling Holders, designated in writing by Holders of a majority in Amount of Registrable Securities to be included in such Registration Statement of such Registrable Securities being sold, and any attorney or accountant retained by any such Selling Holders (collectively, the “Inspectors”), at the offices where normally kept, during reasonable business hours, at such time or times as shall be mutually convenient for the Company and the Inspectors as a group, all financial and other records, pertinent corporate documents and instruments of the Company and its subsidiaries (collectively, the “Records”) to the extent reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement; subject to such Inspectors’ entering into reasonably satisfactory confidentiality agreements in form and substance satisfactory to such Inspector.

(l) Provide (i) Designated Counsel, if any, (ii) the sales or placement agent, if any, relating to such Registration Statement, and (iii) one counsel for such agents, reasonable opportunity to participate in the preparation of such Registration Statement, each prospectus included therein or filed with the SEC, and each amendment or supplement thereto.

(m) During the Effectiveness Period, comply in all material respects with all applicable rules and regulations of the SEC and make generally available to its security holders earning statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act).

(n) Cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement relating to the Registrable Securities; in connection therewith, cooperate with the Trustee and, if necessary, the Holders of the Registrable Securities and their respective counsel, to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner.

(o) Use all reasonable best efforts to cause the Registrable Securities covered by any Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the Selling Holder or Holders thereof to consummate the disposition of such Registrable Securities, except as may be required solely as a consequence of the nature of such selling Holder’s business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

(p) If requested by Designated Counsel, if any, or the Holders of the majority in Amount of Registrable Securities (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the Designated Counsel, if any, or such Holders reasonably determine is necessary to be included therein and (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment.

(q) Use all reasonable best efforts to take all other steps necessary or advisable to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby.

4A. Holders’ Obligations (a) Each Holder agrees, by acquisition of the Registrable Securities, that no Holder shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 2(d) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Selling Holder agrees to promptly furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Selling Holder not misleading and any other information regarding such Selling Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Holder or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.

(b) The Company may require each Selling Holder of Registrable Securities as to which any Shelf Registration is being effected to furnish to the Company such additional information regarding such Holder and its plan of distribution of such Registrable Securities as the Company may, from time to time, reasonably request to the extent necessary or advisable to comply with the Securities Act. The Company may exclude from such Shelf Registration the Registrable Securities of any Selling Holder if such Holder fails to furnish such additional information within 15 Business Days after receiving such request. Each Selling Holder as to which any Shelf Registration is being effected agrees to furnish promptly to the Company all information required to be disclosed so that the information previously furnished to the Company by such Holder is not materially misleading and does not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

(c) Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon actual receipt of any notice from the Company of the Company suspending the effectiveness of the Registration Statement pursuant to Section 3(b) hereof, or upon the happening of any event of the kind described in Section 4(c)(ii), 4(c)(iii) or 4(c)(iv) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(i) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. Each Holder agrees to keep any such notice confidential.

5.	Registration Expenses.

(a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company, including, without limitation,

(i) all registration and filing fees (including, without limitation, fees and expenses of compliance with state securities or Blue Sky laws, including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as provided in Section 4(g) hereof), (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the Holders of the majority in Amount of Registrable Securities included in any Registration Statement, (iii) reasonable messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company desires such insurance, (vi) fees and expenses of all other Persons retained by the Company, (vii) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties), (viii) the expense of any annual audit, (ix) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, if applicable, and (x) the expenses relating to printing, word processing and distributing all Registration Statements and any other documents necessary in order to comply with this Agreement. Notwithstanding anything in this Agreement to the contrary, each Holder shall pay all brokerage commissions with respect to any Registrable Securities sold by it and, except as set forth in Section 5(b) below the Company shall not be responsible for the fees and expenses of any counsel, accountant or advisor for the Holders.

(b) The Company shall reimburse the Holders of the Registrable Securities being registered in a Shelf Registration for the reasonable fees, charges and disbursements, of Designated Counsel in an amount not to exceed $25,000.

6.	Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Holder of Registrable Securities, and each Person, if any, who controls such Person or its affiliates within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Participant”) against any losses, claims, damages or liabilities to which any Participant may become subject under the Securities Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(1) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus; or

(2) the omission or alleged omission to state, in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or any other document or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading;

and will reimburse, as incurred, the Participant for any reasonable legal or other expenses incurred by the Participant in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or any amendment or supplement thereto in reliance upon and in conformity with information relating to any Participant furnished to the Company by or on behalf of such Participant specifically for use therein; provided further, however, that the Company shall not be liable if such untrue statement or omission or alleged untrue statement or omission was contained or made in any preliminary prospectus and corrected in the Prospectus or any amendment or supplement thereto and the Prospectus does not contain any other untrue statement or omission or alleged untrue statement or omission of a material fact that was the subject matter of the related proceeding and any such loss, liability, claim, damage or expense suffered or incurred by the Participants resulted from any action, claim or suit by any Person who purchased Registrable Securities which are the subject thereof from such Participant and it is established in the related proceeding that such Participant failed to deliver or provide a copy of the Prospectus (as amended or supplemented) to such Person with or prior to the confirmation of the sale of such Registrable Securities sold to such Person if required by applicable law, unless such failure to deliver or provide a copy of the Prospectus (as amended or supplemented) was a result of noncompliance by the Company with Section 4 of this Agreement. The indemnity provided for in this Section 6 will be in addition to any liability that the Company may otherwise have to the indemnified parties. The Company shall not be liable under this Section 6 for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld.

(b) Each Participant, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary prospectus, or (ii) the omission or the alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Participant, furnished to the Company by or on behalf of the Participant, specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any reasonable legal or other expenses incurred by the Company or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. The indemnity provided for in this Section 7 will be in addition to any liability that the Participants may otherwise have to the indemnified parties. The Participants shall not be liable under this Section 6 for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld.

(c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 6, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by Participants who sold a majority in interest of the Registrable Securities sold by all such Participants in the case of paragraph (a) of this Section 6 or the Company in the case of paragraph (b) of this Section 6, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 6, in which case the indemnified party may effect such a settlement without such consent. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of any pending or threatened proceeding in respect of which such indemnified party is or could have been a party, or indemnity could have been sought hereunder by such indemnified party, unless such settlement (A) includes an unconditional written release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of such indemnified party.

(d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 6 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company on the one hand and such Participant on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) of the Securities received by the Company bear to the total net profit received by such Participant in connection with the sale of the Securities. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or the Participants on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The parties agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Participant shall be obligated to make contributions hereunder that in the aggregate exceed the total net profit received by such Participant in connection with the sale of the Securities, less the aggregate amount of any damages that such Participant has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls a Participant within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Participants, and each director of the Company, each officer of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

7.	Rules 144 and 144A.

The Company covenants and agrees that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, for so long as any Registrable Securities remain outstanding, if at any time the Company is not required to file such reports, it will, upon the request of any Holder or beneficial owner of Registrable Securities, make available such information necessary to permit sales pursuant to Rule 144A under the Securities Act. The Company further covenants that, for so long as any Registrable Securities remain outstanding, it will use all reasonable best efforts to take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 and Rule 144A under the Securities Act, as such rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. The Company will provide a copy of this Agreement to prospective purchasers of Registrable Securities identified to the Company by the Initial Purchaser upon request. Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

8.	Underwritten Registrations.

No Holder of Registrable Securities may participate in any Underwritten Registration hereunder.

9.	Miscellaneous.

(a) No Inconsistent Agreements. The Company has not, as of the date hereof, and the Company shall not, after the date of this Agreement, enter into any agreement with respect to any of its securities that conflicts with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

(b) Adjustments Affecting Registrable Securities. The Company shall not, directly or indirectly, take any action with respect to the Registrable Securities as a class that would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

(c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Company and the Holders of not less than the majority in Amount of Registrable Securities; provided, however, that Section 6 and this Section 9(c) may not be amended, modified or supplemented without the prior written consent of the Company and each Holder (including, in the case of an amendment, modification or supplement of Section 6, any Person who was a Holder of Registrable Securities disposed of pursuant to any Registration Statement). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Securities may be given by Holders of at least a majority in Amount of Registrable Securities being sold by such Holders pursuant to such Registration Statement.

(d) Notices. All notices and other communications (including, without limitation, any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile:

(i)     if to a Holder of the Registrable Securities, at the most current address of such Holder, as the case may be, set forth on the records of the registrar under the Indenture, with a copy in like manner to the Initial Purchaser as follows:

Deutsche Bank Securities Inc.

31 West 52nd Street

New York, New York 10019

Facsimile No.: (212) 797-4869

Attention: Corporate Finance Department

with a copy to:

Cahill Gordon & Reindel LLP

80 Pine Street

New York, New York 10005

Facsimile No.: (212) 269-5420

Attention: John A. Tripodoro, Esq.

(ii)    if to the Initial Purchaser, at the address specified in Section 10(d)(i);

(iii)   if to the Company, at the address as follows:

Exide Technologies

Office of the General Counsel

13000 Deerfield Parkway

Building 200

Alpharetta, Georgia 30004

Facsimile No.: (609) 512-3071

Attention: Stuart Kupinsky

with a copy to:

Kirkland & Ellis LLP

Aon Center

200 E. Randolph Dr.

Chicago, Illinois 60601

Facsimile No.: (312) 861-2200

Attention: Carter W. Emerson, P.C.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier; and upon written confirmation, if sent by facsimile.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address and in the manner specified in such Indenture.

(e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, the Holders; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign holds Registrable Securities. Nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture.

(f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, including via facsimile, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

(i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(j) Securities Held by the Company or Its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(k) Third-Party Beneficiaries. Holders of Registrable Securities are intended third-party beneficiaries of this Agreement, and this Agreement may be enforced by such Persons.

(l) Entire Agreement. This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Initial Purchaser on the one hand and the Company on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

EXIDE TECHNOLOGIES

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC.

By:
Name:
Title:

By:
Name:
Title:

CREDIT SUISSE FIRST BOSTON LLC

By:
Name:
Title: